UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

Humanigen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, CA 94010

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HGEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.       Other Events

Humanigen, Inc. (the “Company”) provides the following regulatory update on lenzilumab™ for the treatment of COVID-19 in the United States, United Kingdom, and the European Union:

United States

The Company met with senior staff representatives of the United States Food and Drug Administration (“FDA”) in a Type B meeting as part of the follow-up to FDA’s response to the Company’s Emergency Use Authorization (“EUA”) submission. Based on the FDA’s written responses to the Company’s pre-meeting briefing materials and verbal comments in the meeting, the Company intends to include the results from the ACTIV-5/BET-B study, if positive and confirmatory of the results generated by the Company’s LIVE-AIR study, in an amendment to the previously filed submission for EUA. ACTIV-5/BET-B has met its target enrollment and topline data from the study is expected in late first quarter or early second quarter 2022.

United Kingdom

The Company received a written response from the Medicines and Healthcare products Regulatory Agency (MHRA) to the Company’s submission of lenzilumab for marketing authorization and held a series of clarifying discussions with MHRA representatives. The MHRA response included several requests for further information related to clinical, manufacturing and quality processes. The Company believes it can respond to a majority of the requests in the first quarter of 2022. Certain performance process qualification (“PPQ”) drug product batches have to be manufactured and the analytical data from these batches would need to be submitted to MHRA unless waived. This work is expected to be completed in the second quarter of 2022. The Company also plans on including the results from ACTIV-5/BET-B, if positive and confirmatory, in the responsive MHRA submission.

European Union

As a result of feedback received from representatives of the European Medicines Agency (“EMA”), the Company intends to submit a Conditional Marketing Authorization (“CMA”) for lenzilumab with an Accelerated Approval request. The Company believes EMA’s requirements will be similar to MHRA and anticipates including in the CMA the same information submitted to MHRA. The Company also plans to include the results from ACTIV-5/BET-B in the CMA.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, judgment, and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct, and you should be aware that actual events or results may differ materially from those contained in the forward- looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements, including, without limitation, statements regarding the anticipated time for release of topline data from the ACTIV-5/BET-B study and, if favorable, submitting an amended EUA request; statements regarding our anticipated time to complete certain work required in connection with our response to MHRA and make our submission for CMA; and other statements regarding our plans relating to lenzilumab.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the risks inherent in the Company’s lack of profitability and need for additional capital to grow its business; the Company’s dependence on partners to further the development of its product candidates; the uncertainties inherent in the development, attainment of the requisite regulatory authorizations and approvals and launch of any new pharmaceutical product; the outcome of pending or future litigation; and the various risks and uncertainties described in the "Risk Factors" sections of the Company’s latest annual and quarterly reports and other filings with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not rely upon any forward-looking statements as predictions of future events. The Company undertakes no obligation to revise or update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof, to reflect new information or the occurrence of unanticipated events, to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, in each case, except as required by law.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Humanigen, Inc.

By:	/s/ Cameron Durrant
Name: Cameron Durrant Title: Chairman of the Board and Chief Executive Officer

Dated: January 5, 2022